EXHIBIT 10.24
                                                                   -------------

                                CDKNET.COM, INC.
                       RESTRICTED STOCK PURCHASE AGREEMENT
                       -----------------------------------

      THIS RESTRICTED STOCK PURCHASE AGREEMENT ("Agreement") is made this July __, 2004, by and between CDKNET.COM, INC., a Delaware corporation (the "Corporation"), and GDA TECHNOLOGIES, INC., a California corporation (the "Purchaser").

      WHEREAS, the Corporation's Arkados, Inc. subsidiary ("Arkados") has entered into a Silicon Product Development and Production Collaboration Agreement with Purchaser dated July __, 2004 (the "Collaboration Agreement") in which the corporation agreed to issue 150,000 shares to Purchaser (subject to certain vesting);

      WHEREAS, the Board of Directors of the Corporation is of the opinion that the interests of the Corporation will be advanced by granting the Purchaser the opportunity to purchase the Shares (as defined in Section 1 hereby), subject to the vesting provisions of Section 3, thus providing the Purchaser with an incentive for prompt performance and a more direct stake in the Corporation's welfare and creating a closer relationship between the Purchaser's interests and the interests of the Corporation;

      WHEREAS, the Corporation is providing the Purchaser with a cash payment in an amount equal to the purchase price for the purchase of the Shares (the "Cash Payment");

      WHEREAS, Purchaser acknowledges that but for the Confidential Information provision of the Advisory Agreement, the Corporation would not have made available the opportunity for Purchaser to purchase the Shares.

      NOW, THEREFORE, in consideration of the purchase price set forth below and the other conditions required hereunder, the parties agree as follows:

      1. Stock Purchase. The Corporation hereby sells to the Purchaser and the Purchaser hereby purchases 150,000 shares of common stock of the Corporation (the "Shares") for a price of $.0001 per share, subject to the forfeiture and non-transferability provisions set forth in Sections 2 and 4, respectively, and the other terms and conditions set forth herein.

      2. Forfeiture. Any Shares not yet vested pursuant to Section 3 hereof shall, without any further action on the part of the Corporation, be immediately forfeited (a "Forfeiture") and the holder of such Shares shall return such Shares to the Corporation for the above purchase price per share.

      In the event of any Forfeiture, the Corporation may cause the transfer and registration of the forfeited shares into the name of the Corporation without surrender of the certificate representing such Shares, and the Purchaser appoints the Corporation and any officer as attorney-in-fact to execute all stock powers or affidavits and cause the transfer and re-registrations of the forfeited shares. The provisions of this Section 2 shall be binding upon Purchaser and Purchaser's heirs, representatives, and assigns.

      3. Vesting.

         (a) 50% of the Shares shall be vested and released from Forfeiture on the date this Agreement is executed.

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         (b) 100% of the Shares shall vest upon the Corporation's receipt of a duly executed certification ("Vesting Certification") of the chief executive officer of Arkados to the effect that the Target has been achieved by Purchaser at least 30 days prior to the Target Date (each as defined in the Collaboration Agreement), a copy of which shall be mailed to Purchaser.

         (c) The Shares shall be forfeited (i) upon the Corporation's receipt of a duly executed certification of the chief executive officer of Arkados to the effect that the Target has not been achieved 30 days prior to the Target Date ("Forfeiture Certification"), or (ii) July 31, 2005 if no certification has been received by the Corporation on or before that date.

         (d) The Purchaser agrees that a Vesting Certification or Forfeiture Certification given in good faith by the chief executive officer of Arkados shall be conclusive evidence of the contents thereof.

      4. Restrictions. The Purchaser shall not transfer, sell, convey, exchange, pledge any of the shares that may still be subject to forfeiture under the Agreement, or otherwise grant a security interest in, or otherwise dispose of any of such Shares (and any such disposition or attempted disposition shall be void and of no force or effect whatsoever).

      5. Legend. Certificates representing the Shares (and any shares received in respect of the Shares as contemplated by Section 6) shall bear a legend evidencing the restrictions against transferability set forth in this Agreement. When and as the restrictions terminate, the Purchaser shall be entitled to have the legend removed from certificates representing shares with respect to which restrictions have terminated.

      6. Adjustments and Certain Distributions. If, before the termination of the restrictions hereunder on all the Shares, the Corporation shall have effected one or more stock splits, stock dividends, or other increases of its common stock outstanding without receiving consideration therefor, all of the shares received by the Purchaser in respect of the Shares that are then subject to the non-transferability and repurchase provisions set forth in Sections 2 and 3 shall also be held subject to such non-transferability and repurchase provisions. In addition, any stock or other securities of any subsidiary of the Corporation received by the Purchaser in respect of any Shares that are then subject to the non-transferability and repurchase provisions hereunder shall also be held subject to such non-transferability and repurchase provisions.

      7. Rights and Privileges Inure to the Purchaser. This Agreement and the rights and privileges conferred by this Agreement enure only to the Purchaser and shall not be sold, assigned, transferred, conveyed, pledged, hypothecated, encumbered, or donated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Notwithstanding the foregoing, if the Purchaser is a corporation, partnership or other entity with a legal existence, the rights under this agreement may be transferred to equity owners, directors, officers and employees of Purchaser upon the execution of an assignment and assumption by such transferee in form and substance reasonably acceptable to the Corporation.

      8. Securities Law Matters. The Purchaser acknowledges, warrants, and represents that he is acquiring the Shares for investment and not with a view to distributing all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act. The Purchaser acknowledges that the Shares have not been registered under the Securities Act, and the Corporation is under no obligation to file a registration statement with the Securities and Exchange Commission with respect to the Shares, and that in addition to the restrictions contained in this Agreement, no sale or transfer may be made except in compliance with the Securities Act and applicable state securities laws.

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      9. Investor Qualification and Representation. Purchaser is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, is able to hold the Shares for an indefinite period of time and has a sufficient net worth and available funds to sustain a loss of the undersigned's entire investment in the Shares. Purchaser (a) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Shares; and (b) has had the opportunity to ask questions of, and receive answers from, the Corporation concerning the terms and conditions of the offering of the Shares and to obtain additional information. Purchaser has been well advised regarding the risks of investing in the Corporation. Purchaser has not relied on any other written or oral statements made by the Corporation, its officers, or its directors.

      10. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings when used in this Agreement.

      "Board of Directors" means the board of directors of the Corporation.

      "Person" means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a governmental entity or any department, agency, or political subdivision thereof.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Subsidiary" means, with respect to the Corporation, any Person of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the Corporation or one or more Subsidiaries of the Corporation or by the Corporation and one or more Subsidiaries of the Corporation.

         IN WITNESS WHEREOF, the parties have executed this Restricted Stock Purchase Agreement on the date first above written.


                                                   CDKNET.COM, INC.


                                                   By: /s/ Steven A. Horowitz
                                                       -------------------------
                                                       Steven A. Horowitz, CEO




                                                   GDA Technologies, Inc.


                                                   By: Ravi Thummarukudy
                                                       -------------------------
                                                       Name:  Ravi Thummarukudy
                                                       Title:




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